Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70170 and 333-174568) of Cerner Corporation of our report dated March 22, 2022, relating to our audit of the financial statement of the Cerner Corporation 2001 Associate Stock Purchase Plan for the year ended December 31, 2021, in this Annual Report on Form 11-K of the Cerner Corporation 2001 Associate Stock Purchase Plan.
/s/ ARMANINO LLP
St. Louis, Missouri
March 22, 2022